UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: August 4, 2014

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

9625 Cozycroft Avenue, Suite A, Chatsworth CA	91311
(Address of principal executive offices)	(Zip Code)

(866) 824-7881

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

On August 5, 2014 the Registrant filed with the Nevada Secretary of State a Certificate of Designation of 35,750 shares of Series D Preferred Stock, which had been designated by the Registrant’s Board of Directors as authorized by the Registrant’s Articles of Incorporation. The holders of shares of Series D Preferred Stock will have the following rights:

●	The holder of each share will have the right to cast the number of votes that equals the votes that could be cast by the holder of 10,000 shares of common stock.

●	In the event of a liquidation of the Registrant, the holder of each share of Series D Preferred Stock will be entitled to a liquidation preference of $.01.

●	The holder will not participate in any dividend payable to the holders of the common stock.

On August 4, 2014 the Registrant entered into an Exchange Agreement with Hubert Blanchette, pursuant to which the Registrant issued 20,000 shares of Series D Preferred Stock to Mr. Blanchette and he surrendered 200,000,000 shares of Common Stock. On the same day, the Registrant entered into an Exchange Agreement with Marilu Brassington, pursuant to which the Registrant issued 15,750 shares of Series D Preferred Stock to Ms. Brassington and she surrendered 157,500,000 shares of Common Stock. The two shareholders are the members of the Registrant’s Board of Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

3-a Certificate of Designation of Series D Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2014	BITZIO, INC.

	By:	/s/ Hubert J. Blanchette
Hubert J. Blanchette
Chief Executive Officer